UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2015

Zonzia Media, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	002-75313	84-0871427
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

74 N. Pecos Road, Suite D, Henderson, NV	89074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 463-8528

(Former Name or Address, Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2015, primarily for health reasons, Mr. Frank McEnulty resigned as Chief Financial Officer (“CFO”) of the Company. Mr. McEnulty will continue to be available to the Company from time to time as a consultant on a when and as needed basis.

Mr. Myles Pressey III will assume the duties as CFO on an interim basis as well as retaining his position as Chairman of the Board.

In a top management realignment the Chairman has decided to promote Jonathan Adair who has prior extensive experience in his postings with Universal Studios, Disney, and Sony, On November 6, 2015, the Company accepted the resignation of Mr. Naresh Malik as Chief Executive Officer (“CEO”) of the Company. The Chairman of the Board agreed to combine the duties and responsibilities of Chief Operating Officer (“COO”) and CEO into one position of CEO and in that regard Mr. Johnathan Adair resigned his current position as COO and the Chairman of the Board appointed Mr. Adair as the new CEO of the Company.

The Company will maintain the current employment agreements with both Mr. Pressey III and Mr. Adair under the same terms and conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zonzia Media, Inc.

Date: November 11, 2015	By:	/s/ Myles A. Pressey III
Name: Myles A. Pressey III Title: Chairman of the Board of Directors

2